Exhibit 10.31

***Text Omitted and Filed Separately with the Securities and Exchange Commission

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

THIRD AMENDMENT TO

EX-US COMMERCIALIZATION AGREEMENT

This Third Amendment to Ex-US Commercialization Agreement (“Third Amendment”), is entered into as of December 8, 2017 (“Third Amendment Execution Date”) and shall be effective as of  December 1, 2017, by and between F. Hoffmann-La Roche Ltd, with an office and place of business at Grenzacherstrasse 124, 4070, Basel, Switzerland (“Roche”) and Foundation Medicine, Inc., with an office and place of business at 150 Second Street, Cambridge, MA 02141, U.S.A. (“FMI”) (each a “Party,” and collectively, the “Parties”), and amends that certain Ex-US Commercialization Agreement, by and between the Parties, effective as of April 7, 2015, as amended by the First Amendment to Ex-US Commercialization Agreement, effective as of May 9, 2016 and the Second Amendment to Ex-US Commercialization agreement, effective as of October 17, 2017 (collectively, the “Agreement”).  Capitalized terms used in this Third Amendment and not otherwise defined herein are used with the meanings ascribed to them in the Agreement.

WHEREAS, the Parties desire to amend the Agreement as set forth in this Third Amendment to modify the Minimum Price requirement for a Product.

NOW THEREFORE, the Agreement is hereby amended as follows:

1.	New Section 8.3.2.1 Section 8.3.2 (Royalty Rates) of the Agreement is hereby amended to add a new Section 8.3.2.1 (Virtual Gross Margin) to the end of the existing Section 8.3.2 (Royalty Rates):

“8.3.2.1Virtual Gross Margin

If the Sales of a given First Year Product anywhere in the Territory (excluding any countries in the Territory as otherwise mutually agreed to by the Parties) is below […***…] for such First Year Product, then the Gross Margin for such units of First Year Product shall be calculated by Roche Region (as described below) […***…] (the “Virtual Gross Margin Calculation”).

For purposes of determining the Virtual Gross Margin Calculation, the aggregate Sales of each First Year Product in the Territory (excluding any countries in the Territory as otherwise mutually agreed to by the Parties) on a Calendar Quarter basis shall be calculated on a regional basis as the greater of: […***…]  The Roche Region shall have the definition set forth in Appendix 8.3.2.1.  The Virtual Gross Margin Calculation shall be calculated on a Roche Region by Roche Region basis, with the countries included in each Roche Region as set forth in Appendix 8.3.2.1.”

2.

General.  Except as specifically amended hereby, the Agreement shall remain unmodified and the Agreement as amended hereby is confirmed as being in full force and effect. This Third Amendment shall be governed by and construed in accordance with the laws of New York, US, without reference to its conflict of laws principles, and shall not be governed by the United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention).

[Signature page follows.]

***Confidential Treatment Requested***

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be executed as of the Third Amendment Execution Date.

FOUNDATION MEDICINE, INC.	F. HOFFMANN-LA ROCHE LTD

Signed:  /s/ Melanie Nallicheri Signed: /s/ Stefan Arnold

Name:  Melanie NallicheriName:  Stefan Arnold

Title:  CBO and Head, BiopharmaTitle:  Head Legal Pharma

F. HOFFMANN-LA ROCHE LTD

Signed: /s/ Joerg Kazenwadel

Name:  Joerg Kazenwadel

Title: GAD

***Confidential Treatment Requested***

Appendix 8.3.2.1

A “Roche Region” is defined as each of the Canada Region, the Japan Region, the Europe Region, the EEMEA Region, the LATAM Region, and the APAC Region.

1)	The “Canada Region” is defined as the country of Canada.
2)	The “Japan Region” is defined as the country of Japan.
3)

The “Europe Region” is defined as the countries of Austria, Germany, Israel, Latvia, Spain, Sweden, Switzerland, Bulgaria, Norway, Portugal, Slovenia, Croatia, Ireland, Romania, Italy, Lithuania, Slovakia, UK, Belgium, Czech Rep., Denmark, Estonia, Finland, France, Greece, Poland, Hungary, Iceland, Malta, Netherlands.

4)

The “EEMEA Region” is defined as the countries of Albania, Algeria, Angola, Armenia, Azerbaijan, Bahrain, Belarus, Benin, Bosnia, Botswana, Burkina Faso, Burundi, Cameroon, Central African Rep., Chad, Comoros, Congo, Democratic Rep. Congo, Djibouti, Egypt, Eritrea, Ethiopia, Gabon, Georgia, Ghana, Guinea, Guinea-Bissau, Iran, Iraq, Ivory Coast, Jordan, Kazakhstan, Kenya, Kosovo, Kuwait, Kyrgyzstan, Lebanon, Lesotho, Libya, Macedonia, Madagascar, Mali, Mauritania, Mauritius, Moldova, Mongolia, Montenegro, Morocco, Namibia, Niger, Nigeria, Oman, Pakistan, Palestine, Qatar, Russia, Rwanda, Saudi Arabia, Senegal, Serbia, Seychelles, South Africa, Sudan, Swaziland, Syrian Arab Rep., Tanzania, Togo, Tunisia, Turkey, Turkmenistan, UAE, Uganda, Ukraine, Uzbekistan, Yemen, Zimbabwe.

5)	The “LATAM Region” is defined as the countries of Argentina, Brazil, Mexico, Chile, Colombia, Costa Rica, Panama, Ecuador, Peru, Uruguay, Venuezula.
6)

The “APAC Region” is defined as the countries of Australia, Bangladesh, Cambodia, China, Hong Kong, India, Indonesia, Laos, Republic of Korea, Malaysia, Myanmar, Nepal, New Zealand, Phillippines, Singapore, Sri Lanka, Taiwan, Thailand, Vietnam.

For clarity, any countries listed above that are in the Territory but that the Parties have otherwise mutually agreed to exclude from the Virtual Gross Margin Calculation shall be excluded from the applicable Roche Region even if such country is otherwise listed above.  Any countries in the Territory that are not otherwise listed in the definitions of the Canada Region, the Japan Region, the Europe Region, the EEMEA Region, the LATAM Region, and the APAC Region shall be assigned to a specific Roche Region by mutual agreement of the Parties.

***Confidential Treatment Requested***

3